EXHIBIT 5.1
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS 60606
Telephone (312) 984-3100
Facsimile  (312) 984-3150

April 13, 2017

Lakeland Financial Corporation
202 East Center Street
P.O. Box 1387
Warsaw, Indiana  46581
Re:	Registration Statement on Form S-8 of Lakeland Financial Corporation
Ladies and Gentlemen:
We have acted as special counsel to Lakeland Financial Corporation, an Indiana corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of common stock, no par value per share, of the Company (the "Shares"), authorized for issuance pursuant to the Lakeland Financial Corporation 2017 Equity Incentive Plan (the "Plan"), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Commission") on April 13, 2017 (together with all exhibits thereto, the "Registration Statement").  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
For the purposes of providing the opinion contained herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary.  In our examination, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.  As to matters of fact, we have relied upon oral or written representations of officers of the Company.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plan:  (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company's books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (c) the Shares shall have been issued in accordance with the Plan.

Lakeland Financial Corporation
April 13, 2017
Page

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that each Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Act; (ii) such Share shall have been duly issued and delivered in accordance with the Plan; and (iii) either a certificate representing such Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against payment of the agreed consideration therefor, or if such Share is to be issued in uncertificated form, the Company's books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor, all in accordance with the Plan.

This opinion is limited to the Indiana Business Corporation Law.  We express no opinion as to any other laws of the State of Indiana, or the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to all references to our name included in or made part of the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP